EXHIBIT 2

PricewaterhouseCoopers LLP
Chartered Accountants
PO Box 82
Royal Trust Tower, Suite 3000
Toronto Dominion Centre
Toronto, Ontario
Canada M5K 1G8
Telephone +1 416 863 1133
CONSENT OF INDEPENDENT AUDITORS	Facsimile +1 416 365 8215
We hereby consent to the incorporation by reference in the Registration Statement on Form F-10 (File No. 333-122290) of Fairfax Financial Holdings Limited (the “Company”) of our report dated March 9, 2007, relating to the consolidated financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting which appears in the Company’s Annual Report for the year ended December 31, 2006, which is included as Exhibit 1 to this Form 6-K.
(Signed) “PricewaterhouseCoopers LLP”
Chartered Accountants
Toronto, Ontario
March 9, 2007
PricewaterhouseCoopers refers to the Canadian firm of PricewaterhouseCoopers LLP and the other member firms of PricewaterhouseCoopers International Limited, each of which is a separate and independent legal entity.